Exhibit 99.1
CONTACT:
Michael Lucarelli
Vice President, Investor Relations and FP&A
Analog Devices
Investor.Relations@analog.com

Ferda Millan
Global PR and External Communications
Analog Devices
Ferda.Millan@analog.com

For Release: January 25, 2024

Analog Devices Appoints Richard C. Puccio, Jr. as Executive Vice President and Chief Financial Officer

January 25, 2024—Wilmington, MA—Analog Devices, Inc. (Nasdaq: ADI) today announced that Richard C. Puccio, Jr. will join the company on February 5, 2024 as Executive Vice President and Chief Financial Officer. In this role, Mr. Puccio will set ADI’s financial strategy and lead the company’s global finance operations. Mr. Puccio will report to CEO and Chair Vincent Roche.

“Rich brings tremendous experience and capability from his more than three decades of leading financial advisory and high-growth business operations activities in complex technology sectors, and this makes him a great addition to ADI’s leadership team. We welcome Rich’s sharp business acumen to enable ADI to accelerate the effectiveness of our operations in a world of increasing opportunity and complexity,” said Vincent Roche, ADI’s CEO and Chair. “I would also like to thank Jim Mollica for his partnership and contribution as interim CFO, and I look forward to Jim’s continued leadership in ADI’s finance organization,” continued Mr. Roche.

Mr. Puccio joins ADI from Amazon Web Services (AWS), a leading global cloud and technology services provider, where he served as CFO. In his role at AWS, Mr. Puccio partnered closely with the business to manage more than 200 fully featured services, including compute, storage, databases, robotics, machine learning and artificial intelligence (AI), Internet of Things (IoT), mobile, and security, among many other technologies. Prior to his role at AWS, Mr. Puccio was at PricewaterhouseCoopers (PwC) for nearly 29 years, where he served as a partner for over two decades. During his tenure at PwC, Mr. Puccio primarily served clients in the global technology, semiconductor, and semiconductor capital equipment industries.

“With its innovative spirit, amazing talent, and dedication to enriching lives and the world around us, ADI has exceptionally strong growth potential. I’m delighted to be joining ADI as the company’s new CFO and look forward to bringing my digital, software, and platform experience to the company as we play an increasingly important role in creating the Intelligent Edge and driving new levels of shareholder value,” said Mr. Puccio.

Mr. Puccio earned his AB in Economics from Harvard University and his MBA from Boston University.

About Analog Devices, Inc.
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY23 and approximately 26,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter (X).

Forward Looking Statements
This release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding stakeholder value creation; innovation trends; and other future events. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the effects of business, economic, political, legal, and regulatory uncertainty or conflicts upon our global operations; changes in demand for semiconductors and the related changes in demand and supply for our products; products that may be diverted from our authorized distribution channels; manufacturing delays, product availability, and supply chain disruptions; our future liquidity, capital needs, and capital expenditures; our development of technologies and research and development investments; our ability to compete successfully in the markets in which we operate; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters; the risk that we will be unable to retain and hire key personnel; security breaches or other cyber incidents; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; and the risk that expected benefits, synergies, and growth prospects of acquisitions, including those from our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.